                                                                   Exhibit 99.1

2nd Quarter Report                                                           UB

                                 June 30, 2006

                            Union Bankshares, Inc.
                            ----------------------

                            Amex: UNB

[Photo]

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2nd Quarter Report -- June 30, 2006                      Union Bankshares, Inc.
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Consolidated Balance Sheets (Unaudited)

ASSETS                                            June 30, 2006    June 30, 2005

Cash and Due from Banks                           $ 12,072,321     $ 15,995,180
Federal Funds Sold & Overnight Deposits                 19,694        3,947,810
Interest Bearing Deposits in Banks                   6,707,997        6,214,790
Investment Securities Available for Sale            23,860,764       31,712,226
Loans Held for Sale                                  1,734,429        6,457,272
Loans, net                                         305,737,290      285,725,587
Reserve for Loan Losses                             (3,234,584)      (3,021,965)
Premises and Equipment, net                          6,117,212        5,378,976
Other Real Estate Owned                                100,819          279,399
Accrued Interest & Other Assets                      9,584,513        8,630,052
                                                  ------------     ------------
    Total Assets                                  $362,700,455     $361,319,327
                                                  ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                     $ 46,627,113     $ 45,943,292
Interest Bearing Deposits                          250,107,120      256,738,779
Borrowed Funds                                      20,340,116       13,802,543
Accrued Interest & Other Liabilities                 3,687,575        3,780,412
Common Stock                                         9,837,222        9,831,222
Paid-in Capital                                        145,038          106,988
Retained Earnings                                   34,406,088       32,629,169
Accumulated Other Comprehensive Income                (370,802)         208,853
Treasury Stock at Cost                              (2,079,015)      (1,721,931)
                                                  ------------     ------------
    Total Liabilities and Stockholders' Equity    $362,700,455     $361,319,327
                                                  ============     ============

Consolidated Statements of Income (unaudited)

                                        6/30/2006           6/30/2005          6/30/2006            6/30/2005
                                                 (3 months ended)                     (6 months ended)
Interest Income                         $ 6,245,475        $ 5,355,693        $12,170,950           $10,487,579
Interest Expense                          1,609,971          1,021,907          3,056,837             1,880,905
                                        -----------        -----------        -----------           -----------
  Net Interest Income                     4,635,504          4,333,786          9,114,113             8,606,674
  Provision for Loan Losses                 105,000                  0            150,000                     0
                                        -----------        -----------        -----------           -----------
    Net Interest Income after
      Provision for Loan Losses           4,530,504          4,333,786          8,964,113             8,606,674

Trust Income                                 73,815             63,994            144,574               129,123
Non-interest Income                         929,048            845,664          1,804,799             1,664,228
Non-interest Expenses:
  Salaries & Wages                        1,511,133          1,408,164          3,005,078             2,784,904
  Pension & Employee Benefits               552,332            519,774          1,129,166             1,034,789
  Occupancy expense, net                    195,296            198,921            400,479               402,525
  Equipment expense                         263,145            243,593            517,573               511,851
  Other expenses                            928,928            907,977          1,795,607             1,723,878
                                        -----------        -----------        -----------           -----------
    Total                                 3,450,834          3,278,429          6,847,903             6,457,947
                                        -----------        -----------        -----------           -----------
Income before Taxes                       2,082,533          1,965,015          4,065,583             3,942,078
Income Tax Expense                          548,462            532,039          1,058,395             1,114,265
                                        -----------        -----------        -----------           -----------
Net Income                                1,534,071          1,432,976          3,007,188             2,827,813
                                        ===========        ===========        ===========           ===========

Earnings per Share                            $0.34              $0.31              $0.66                 $0.62
Book value per Share                                                                $9.24                 $9.01


Standby Letters of Credit were $1,757,000 and $911,000 at June 30, 2006 and 2005 respectively.


Directors UNION BANKSHARES, INC. & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel

Officers UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Cynthia D. Borck                        Vice President
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
JoAnn A. Tallman                        Assistant Secretary

ST. JOHNSBURY ADVISORY BOARD
Cynthia D. Borck                        Kirk Dwyer
J.R. Alexis Clouatre                    Kenneth D. Gibbons
William T. Costa, Jr.                   Franklin G. Hovey II
Dwight A. Davis

LITTLETON ADVISORY BOARD
Judy F. Aydelott                        Schuyler W. Sweet
Stanley T. Fillion                      Norrine A. Williams



Officers UNION BANK

Stacey M. Belanger         Assistant Treasurer             Fairfax
Rhonda L. Bennett          Vice President                  Morrisville
John T. Booth, Jr.         Finance Officer                 Morrisville
Cynthia D. Borck           Executive Vice President        Morrisville
Jennie H. Buchanan         Assistant Vice President        Morrisville
Stacey L.B. Chase          Assistant Treasurer             Morrisville
Jeffrey G. Coslett         Vice President                  Morrisville
Michael C. Curtis          Vice President                  St. Albans
Peter J. Eley              Senior Vice President           Morrisville
Fern C. Farmer             Assistant Vice President        Morrisville
Kenneth D. Gibbons         President & CEO                 Morrisville
Don D. Goodhue             Information Systems Officer     Morrisville
Lorraine M. Gordon         Assistant Vice President        Morrisville
Melissa A. Greene          Assistant Treasurer             Hardwick
Karyn J. Hale              Assistant Treasurer             Morrisville
Claire A. Hindes           Assistant Vice President        Morrisville
Patricia N. Hogan          Vice President                  Morrisville
Tracey D. Holbrook         Vice President                  St. Johnsbury
Lynne P. Jewett            Assistant Treasurer             Morrisville
Peter R. Jones             Vice President                  Morrisville
Stephen H. Kendall         Vice President                  Morrisville


Officers UNION BANK (continued)

Susan O. Laferriere        Vice President                     St. Johnsbury
Dennis J. Lamothe          Vice President                     St. Johnsbury
Susan F. Lassiter          Vice President                     Jeffersonville
Robert L. Miller           Trust Officer                      St. Johnsbury
Marsha A. Mongeon          Senior Vice President-Treasurer    Morrisville
Mildred R. Nelson          Vice President                     Littleton
Karen Carlson Noyes        Assistant Vice President           Morrisville
Barbara A. Olden           Vice President                     St. Johnsbury Ctr.
Deborah J. Partlow         Trust Officer                      Morrisville
Bradley S. Prior           Assistant Treasurer                Morrisville
Colleen D. Putvain         Assistant Treasurer                Morrisville
Robert P. Rollins          Secretary                          Morrisville
Ruth P. Schwartz           Vice President                     Morrisville
Robyn A. Sheltra           Assistant Treasurer                Stowe
David S. Silverman         Senior Vice President              Morrisville
Karen C. Sylvester         Assistant Treasurer                Lyndonville
JoAnn A. Tallman           Assistant Secretary                Morrisville
Alycia R. Vosinek          Commercial Loan Officer            Littleton
Francis E. Welch           Assistant Vice President           Morrisville

                        For more Company information, please visit Union Bank's
                                              web pages at www.unionbankvt.com.

Union Bankshares, Inc.
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Dear Shareholder:                                                 July 27, 2006

This quarter's financial statements indicate good growth in certain areas, such as loans and net interest income, but a decrease in deposits as of June 30th this year versus last. Historically the June 30 balance sheet shows negative growth from December 31. There are typically two reasons for this, the first being the majority of our municipal customers repay their tax anticipation loans at their fiscal year end, June 30. The funds to repay these loans come from deposits held with us, thereby decreasing both loans outstanding and deposits. Another reason for a decrease in deposits this time of year is many of our business customers are "coming off" the spring season in which cash flow is tight. As the summer and fall progress, cash flow improves and deposits increase.

This year there is also keen competition for deposits. As loan rates (prime rate) have increased over the past two years, deposit rate increases have not moved up as fast until this quarter. We find some customers investing more in the stock market or mutual funds chasing temporarily higher yields.

On the positive side, loans outstanding continues to show good growth. Average loans outstanding year to date June 30 increased $27.9 million or 9.8% compared to the similar period last year. With the rise in interest rates and the increased loan portfolio, the net interest margin has improved. As competition for deposits force rates higher, we will continue to monitor closely the various "forces" affecting interest margin.

Two other items of interest this quarter are the increase in borrowed funds and provision for loan losses. Borrowed funds consist of advances of various rates, terms and amounts from the Federal Home Loan Bank to fund loan growth. The availability of these funds helps us manage interest rate risk and asset growth. One effect of the increase in loans outstanding is the necessity to increase the provision for loan losses. Year to date the provision has increased $150,000, bringing our reserve for bad debts to over $3.2 million.

The local economy continues to do reasonably well in spite of the wettest June on record. Although construction loan volume is slightly behind last year, it is still strong, providing good jobs in the construction and related trades.

Looking forward, we are projecting continued loan growth as well as stiff competition for deposits. To attract more deposits, we recently introduced a totally free small business checking account. This account, free personal checking, increased deposit rates and a strong initial response to our new Littleton, NH branch are some of the actions we are taking to attract depositors.

Banking is a competitive industry that always presents new challenges, but with our solid base of customers and excellent employees, we will remain a strong competitor.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.26 to shareholders of record on July 24, 2006. If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at
(802) 888-6600 to receive an authorization form.

Sincerely,


/s/ Richard C. Sargent                             /s/ Kenneth D. Gibbons

    Richard C. Sargent                                 Kenneth D. Gibbons
    Chairman                                           President & CEO


Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:


Corporate Name:       Union Bankshares, Inc.

Transfer Agent:       Union Bank
                      P.O. Box 667
                      Morrisville, VT
                      05661-0667

Phone:                802.888.6600

Fax:                  802.888.4921

E-mail:               ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:       UNB



Union Bank Offices

Fairfax                       Littleton, NH                 St. Albans Loan Ctr
Jct. Rtes. 104 & 128*         263 Dells Road*               120 North Main St.
802.849.2600                  603.444.7136                  802.524.9000

Hardwick                      Lyndonville                   St. Johnsbury
103 VT Rte. 15*               183 Depot St.*                364 Railroad St.*
802.472.8100                  802.626.3100                  802.748.3131

Hyde Park                     Morrisville                   St. Johnsbury
250 Main St.                  20 Lower Main St.*            325 Portland St.*
802.888.6880                  802.888.6600                  802.748.3121

Jeffersonville                65 Northgate Plaza*           St. Johnsbury Ctr.
44 Main St.*                  Route 100                     Green Mtn. Mall*
802.644.6600                  802.888.6860                  1998 Memorial Dr.
                                                            802.748.2454
Johnson                       Stowe
198 Lower Main St.*           47 Park St.*                  *ATMs at
802.635.6600                  802.253.6600                  these branches